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                                                                   EXHIBIT 10.70


                             OFFICE SPACE SUBLEASE


THIS OFFICE SPACE SUBLEASE dated as of FEBRUARY 22, 2002 (the "Sublease") between Keane, Inc. a Massachusetts corporation, with principal offices at Ten City Square, Boston, Massachusetts 02129 (hereinafter "Keane" or "Sublandlord") and INTERVISUAL BOOKS, INC., a California corporation with principal offices prior to the Commencement Date, as defined herein, at 2716 Ocean Park Boulevard, Suite 2020, Santa Monica CA. 90405 and at the Subleased Premises thereafter (hereinafter "Subtenant" or "INTERVISUAL BOOKS, INC.").

                                   WITNESSETH

WHEREAS, by lease dated June 24, 1999 Keane, Inc. ("Sublandlord") leased from Westbrook Marina Office, LLC, ("Overlandlord"), certain premises in the building located in the building known as 12910 CULVER BOULEVARD, MARINA DEL REY, CA 90068 (the "Building") which lease, together with any modifications, amendments, assignments and assumptions thereof, addenda, and/or supplements thereto, a copy of which is attached hereto as Exhibit "A" and incorporated, is hereafter referred to as the "Principal Lease"; and

WHEREAS, Sublandlord, Keane desires to sublease such premises as is shown on EXHIBIT B attached hereto (the "Subleased Premises") to Subtenant, INTERVISUAL BOOKS, INC.

NOW, THEREFORE, in consideration of the payable rent and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord, Keane, and Subtenant, INTERVISUAL BOOKS, INC., agree as follows:

1. DEMISE. Keane hereby subleases to INTERVISUAL BOOKS, INC. and INTERVISUAL BOOKS, INC. hereby subleases from Keane the Subleased Premises, including, upon and subject to the terms, covenants, and conditions hereinafter set forth. The parties agree that the Subleased Premises contain approximately 9,180 Square Feet (known as Suite Number C) on the SECOND floor of the Building. This Sublease is specifically subject and subordinate to the Principal lease, any ground or underlying leases (the "Ground Leases"), any mortgages and/or deeds of trust, modifications, consolidations, and replacements of the Ground Leases and said mortgages and deeds of trust (collectively, "Superior Interests").

2. TERM. The term of this Sublease (the "Term") shall commence thirty (30) days after Sublandlord, INTERVISUAL BOOKS, INC. and the Overlandlord have executed this Office Space Sublease and/or any necessary Overlandlord approvals (the "Commencement Date") and shall terminate on for the premises) shall terminate on SEPTEMBER 30, 2004 (the "Expiration Date") Keane shall not be liable for any loss or damage caused by any failure to deliver possession of the Subleased Premises to Subtenant on the Commencement Date


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3.   RENT.

     a) INTERVISUAL BOOKS, INC. agrees to pay Keane as rent for the Subleased Premises (the "Base Rent") equal monthly installments due on the first day of every calendar month of the Term, at the following rates:

     b) $10.80 PSF FOR BASE RENT/ $8,262.00 per month $1.50 PSF FOR ELECTRICAL ESTIMATE/ $1,147.50 per month (the "Electrical Estimate") $0.85 PSF FOR JANITORIAL/ $650.25 per month (the "Janitorial Estimate")


        INTERVISUAL BOOKS, INC. shall make the first month's Base Rent payment upon the execution of this Sublease. Base Rent for any partial calendar month during the Term shall be prorated on a per diem basis.

        Payment by INTERVISUAL BOOKS, INC. of the Electrical Estimate and the Janitorial Estimate and Adjustments.

        (i) In order to provide for accurate monthly payments of the Electrical Estimate and the Janitorial Estimate, from time to time during the Term Sublandlord shall submit to INTERVISUAL BOOKS, INC. a statement from the Overlandlord of Overlandlord's estimate of the amount of the total Electrical Estimate and the Janitorial Estimate applicable to the Subleased Premises. Tenant shall pay each month one-twelfth (1/12th) of the Electrical Estimate and the Janitorial Estimate. Sublandlord may revise the Electrical Estimate and the Janitorial Estimate at any time during a calendar year by written notice to INTERVISUAL BOOKS, INC. (but in no event more that twice), setting forth such revised payments to Sublandlord. In such event, all monthly payments for the Electrical Estimate and the Janitorial Estimate made by INTERVISUAL BOOKS, INC. after such notice shall be in an amount calculated on the basis of such revised estimate.

        (ii) After the end of each calendar year, Sublandlord will as soon as practicable (but in no event earlier than Sublandlord's receipt of a written statement from the Overlandlord) submit to INTERVISUAL BOOKS, INC. a statement of the actual electrical cost and the janitorial cost incurred by the Overlandlord for the Subleased Premises for the preceding calendar year. INTERVISUAL BOOKS, INC. shall pay Sublandlord, within thirty (30) days of INTERVISUAL BOOKS receipt of such statement, of the excess, if any, of actual electrical and janitorial expenses over the Electrical Estimate and the Janitorial Estimate paid. If the amount paid by INTERVISUAL BOOKS, INC. during the previous year exceeded INTERVISUAL BOOKS, INC. share actual electrical and janitorial expenses for the Subleased Premises for the year, the excess shall be credited toward payment of the next installment of Base Rent to be paid by



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        INTERVISUAL BOOKS, INC. If the amount paid by INTERVISUAL BOOKS, INC.
        during the last calendar year of the Term exceeds INTERVISUAL BOOKS, INC. share of actual expenses for such year, Sublandlord shall pay INTERVISUAL BOOKS, Inc. the excess amount within thirty (30) days after Overlandlord's submission to Sublandlord of the operating expense statement for such calendar year.

        Subtenant agrees to be responsible for any and all separately metered utilities and, if appropriate and approved shall make arrangements for direct billing with the provider.

     c) All payments due under this Section 3 shall be payable without demand (except as expressly provided), and without abatement, offset, deduction, or counterclaim to the order of KEANE, INC., TEN CITY SQUARE, BOSTON, MASSACHUSETTS 02129, ATTENTION: CONTRACT SERVICES, or elsewhere as designated from time to time in writing or by Keane. If INTERVISUAL BOOKS, INC. shall fail to pay any installment of Fixed Rent within five
        (5) days after its due date or INTERVISUAL BOOKS, INC. shall also pay to Keane a late fee of Five (5%) of the amount due and interest on the amount overdue from its original due date at a rate of the lesser of 1.5% per month and the maximum rate allowed by law, such interest to be payable as additional rent hereunder. The payment of such late charge shall be in addition to all other rights and remedies available to Keane in the case of non-timely payment of Base Rent and/or additional rent. INTERVISUAL BOOKS, INC.'S obligations under this Section 3 shall survive the expiration date or earlier termination of the Sublease.

     d) There shall be no Real Estate Tax or Operating Expense passthrough charges billed to the Subtenant. Subtenant shall be responsible for directly requested service charges. Subtenant shall not pay any other passthroughs from Overlandlord other than those specifically listed herein.

4. USE. Subtenant shall use the Subleased Premises for the purposes set forth in the Principal lease and for no other purpose whatsoever. INTERVISUAL BOOKS, INC. shall use and occupy the Premises in full compliance with the terms of the Principal Lease.

5. INCORPORATION OF PRINCIPAL LEASE, INAPPLICABILITY OF CERTAIN PROVISIONS, ATTORNMENT

     a) The terms and provisions of the Principal Lease are incorporated herein by reference, except for such provisions as are inapplicable to the Subleased Premises or are inconsistent with or modified by the terms of this Sublease, and further except that all references to the premises shall refer, instead, to the Subleased Premises and all references to Sublandlord and Subtenant shall refer instead to Keane and INTERVISUAL BOOKS, INC. respectively.



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     b) INTERVISUAL BOOKS, INC. (i)covenants and agrees that if, for any reason whatsoever, the Principal Lease or leasehold estate of the Tenant (Keane) thereunder is terminated PRIOR TO THE AFOREMENTIONED EXPIRATION DATE, this Sublease shall also terminate as of the date of the termination of the Principal Lease unless INTERVISUAL BOOKS INC. and Overlandlord elect to have this Sublease continue in full force, in which case this Sublease will continue as a direct lease, under the same terms and conditions, between Overlandlord and Subtenant, Subtenant will attorn to Overlandlord and will recognize Overlandlord as Subtenant's Sublandlord under this Sublease and Keane shall be released by Overland and INTERVISUAL BOOKS, INC. from any further liability. INTERVISUAL BOOKS, INC. covenants and agrees to execute and deliver, at any time, within ten (10) days following a request therefor by Keane and/or Overlandlord, any instrument which may be reasonably necessary or appropriate to evidence such Attornment. (ii)Keane shall provide written notice to Intervisual of any default that has occurred under the Principal Lease or if an event of default has occurred which with notice or the passage of time, may become a default under the Principle Lease including but not limited to any late payments to be paid by Keane to Overlandlord (iii)Keane shall provide copies of any default notices that are sent between Keane and Overlandlord.

     c) INTERVISUAL BOOKS, INC. shall perform all the obligations of Keane under the Principal Lease except as otherwise provided by this Sublease, and INTERVISUAL BOOKS, INC.'s obligations shall be performed for the benefit of Keane and Overlandlord as Keane may determine to be appropriate under the circumstances. Subtenant shall indemnify Keane against and hold Keane harmless from all claims, damages, costs, liabilities and expenses including, but not limited to, reasonable attorney's fees and disbursements, arising from or in connection with any failure to perform or observe the obligations of the Subtenant under the Principal Lease as incorporated in this Sublease by reference. INTERVISUAL BOOKS, INC. shall not do, omit, or permit to be done any act or thing, which is, or with notice or the passage of time would be, a default under the Principal Lease or this Sublease.

6. CONDITION OF SUBLEASED PREMISES. Keane shall deliver the Subleased Premises broom clean and shall remove old equipment not required by Subtenant. Keane will assume responsibility, if any, for complying with city and state applicable code/ordinances, other than those that are the responsibility of the Overlandlord or the Subtenant. Keane shall check that phones systems are in working order at the commencement of the term. Subtenant shall be responsible for any and all telephone maintenance issues. Keane provides no implied warranties or fitness for a particular purposes concerning said telephone equipment. Keane shall reinstall certain furniture items listed in Exhibit "B" prior to the Commencement date. The use of existing telephone hardware shall be without additional charge. Subtenant will responsible for all telephone use charges, maintenance, service and taxes, etc. associated with telephone use and operation.



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     With the exception of the above, INTERVISUAL BOOKS, INC. agrees that it has inspected the Subleased Premises, agrees to take the same in its present
     "as is" condition, and acknowledges that no representation with respect to its condition has been made and that Keane will not perform any work to prepare the Subleased Premises for INTERVISUAL BOOKS, INC.'S occupancy. Any work required by INTERVISUAL BOOKS, INC. to prepare the Subleased Premises for its occupancy, with the exception of property removal and cleaning, and any other changes, alterations, or improvements desired to be made to the Subleased Premises by Subtenant (collectively, "Alterations") shall be at the sole cost and expense of Subtenant and shall be subject to the prior written approval of Keane and the Overlandlord, which approval may be granted or withheld in Keane's reasonable discretion, and the sole discretion of the Overlandlord and any Alterations so approved shall be performed in full compliance with the applicable provisions of the Principal Lease.

                  Following consent of the Overlandlord, Keane shall permit INTERVISUAL BOOKS, INC. access to the Subleased Premises prior to the Commencement Date during normal business hours for the purposes installation of furniture, fixtures and equipment (FF&E). Access is strictly limited to FF& E installation and not occupancy. INTERVISUAL BOOKS, INC. assumes any and liability for loss/damage or destruction of said FF&E during that period and shall not interfere with Keane's furniture installation work to prepare the Subleased Premises pursuant to this Paragraph 6.

7. REPAIR AND MAINTENANCE. INTERVISUAL BOOKS, INC. shall at its own expense maintain and keep the Subleased Premises in good order, condition, and repair, with reasonable wear and tear, fire and causalty excepted. INTERVISUAL BOOKS, INC. shall be responsible for all damage and/or injury done to the Subleased Premises or to the Building during the Term by Subtenant or by its employees, agents, independent contractors, invitees, or customer.

8. SUBLETTING/ASSIGNMENT. INTERVISUAL BOOKS, INC. shall not, by operation of law or otherwise, assign this Sublease to, or further sublet to or permit the use or occupancy of all or any part of the Subleased Premises by any other party without the prior written consent of Keane and the Overlandlord, which consent may be granted or withheld in Keane's or Overlandlord's sole and absolute discretion.

9. SUBLANDLORD'S OBLIGATIONS. Keane agrees that INTERVISUAL BOOKS, INC. shall be entitled to receive all services and repairs provided by Overlandlord under the Principal Lease, and that Keane will cooperate and use reasonable efforts with INTERVISUAL BOOKS, INC., at INTERVISUAL BOOKS, INC.'s sole cost and expense, to cause Overlandlord to perform Overlandlord's obligations under the Principal Lease with respect to the Subleased Premises, so long as INTERVISUAL BOOKS, INC. is not in default hereunder beyond any applicable cure period. It is expressly agreed by the parties, however, that Keane does not assume any obligation to perform the terms, covenants, and conditions contained in the Principal Lease on the part of the Overlandlord to be performed, or any liability for the accuracy of any warranty or representation made by Overlandlord under the aforementioned Principal Lease and that



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     Subtenant shall look solely to Overlandlord for the performance of such obligations and the inaccuracy of any such warranties or representations.

10. RELEASE FROM LIABILITY. Neither Keane nor any of its officers, agents, or employees shall be liable for any injury, loss, or damage to persons or property, sustained by INTERVISUAL BOOKS, INC. or any other person or other entity due to (i) the Subleased Premises, the Building or any part or appurtenances of either being or becoming out of repair, (ii) the happening of any accident in or about the Subleased Premises or the building, or
     (iii) any act or neglect of any tenant or occupant of the Building or of any other person or other entity.

11. RIGHT TO CURE. If INTERVISUAL BOOKS, INC. fails to fulfill any of its obligations under this Sublease including, but not limited to, its obligations to maintain and repair the Subleased Premises or the Building, which failure continues for more than five (5) days after written notice to Subtenant (except in case of emergency where no notice and cure period shall be afforded Subtenant) then Keane or the Overlandlord may, at their option, fulfill such obligation on Subtenant's behalf and Subtenant shall upon demand reimburse Keane or the Overlandlord for all expenditures, fines or damages sustained by them due to Subtenant's noncompliance with or nonperformance or breach of any of the terms, covenants, or conditions of this Sublease or of the Principal Lease as incorporated herein. All reimbursements under this Section 11 shall constitute additional rent payable under this Sublease and shall bear interest in accordance with
     Section 3 (c) above.

12.  INSURANCE.

     a) INTERVISUAL BOOKS, INC. shall throughout the Term and its sole cost and expense maintain in full force and effect such policies of insurance as are required of Keane as tenant under the Principal Lease and to the extent not provided therein, policies insuring Keane from:

        i) All claims, demands, and/or actions for injury to or death of any person in any amount of no less than $2,000,000.00 for injury to or death of more than one person in any one occurrence to the limit of $2,000,000.00 made by, or on behalf of, any person or other entity arising from, related to or in connection with the Subleased Premises and $500,000.00 for property damage. KEANE, OVERLANDLORD, AND ANY THIRD PARTIES AS DEFINED IN PARAGRAPH 17 HEREIN SHALL BE NAMED AS ADDITIONAL INSUREDS ON SUCH POLICY OF INSURANCE. The foregoing insurance limits shall be increased to such amounts as Keane, Overlandlord, and/or any Third Parties may require upon not less than thirty (30) days' notice to Subtenant; and

        ii) All workers' compensation claims as required by applicable law.

        All insurance required to be maintained by Subtenant shall be with companies and in form, substance, and amount reasonably satisfactory to Keane and Overlandlord. The aforesaid insurance shall not be subject to cancellation,


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        amendment, or modification except after at least thirty- (30) days'
        prior written notice to Keane and Overlandlord and any Third Parties as additional insureds. Certificates of such insurance policies, in form reasonably satisfactory to Keane, shall be deposited with Keane prior to the commencement of the Term, and shall contain a waiver of all rights of subrogation as such companies may have against Keane and Overlandlord.

     b) Subtenant shall not store upon the Subleased Premises any materials or use the Subleased Premises in any manner that may result in an increase in Keane's and Overlandlord's premiums for the fire or casualty insurance insuring the Building or Subleased Premises. Without limiting the foregoing, in the event that Subtenant's storage of materials upon or use of the same at the Subleased Premises results in an increase in said premiums, Subtenant shall pay to Keane and Overlandlord, as the case may be, a sum equal to the amount of such increase following delivery to Subtenant of reasonably detailed information evidencing that Subtenant's actions were the cause of such increase in premiums.

13. INDEMNITY. Except in instances of gross negligence or willful/intentional acts, the parties will protect, defend, indemnify, and hold harmless the other respective party and their agents, directors, officers, and employees from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs, and expenses (including without limitation reasonable attorneys' fees and disbursements) imposed upon or incurred by or asserted against any one or more of the aforesaid by reason if (i) any failure on the part of a party to perform, (ii) any damage or injury to persons or property occurring upon or in connection with the use or occupancy of the Subleased Premises, or (iii) the performance of any labor or services or the furnishing of any material or other property in respect of the Subleased Premises or any part thereof; and if any action, suit or proceeding is brought against any one or more of the aforesaid by reason of any such occurrence, the parties will, at their respective options, either defend such action, suit or proceeding at their own cost and expense with counsel approved in writing by INTERVISUAL BOOKS, INC., Keane and Overlandlord, as the case may be, or reimburse INTERVISUAL BOOKS, INC., Keane and Overlandlord, as the case may be, upon demand and as additional rent hereunder for such costs and expenses (including reasonable attorney's fees and disbursements) as INTERVISUAL BOOKS, INC., Keane and Overlandlord, as the case may be, may incur in connection with such defense. The terms and provisions of this Section 13 shall survive the expiration or earlier termination of the Term.

14. CONSENTS. The parties agree that this Sublease shall not become effective for any purpose unless and until it has been consented to in writing by the Overlandlord and by any other entitles whose consent is required under the Principal Lease ("Third Parties"). Keane shall reasonably promptly after receipt of fully executed copies of this Sublease submit the same to Overlandlord for its consent; provided, however, that Keane shall not in any event be liable to Subtenant for any failure to obtain same. Subtenant shall fully cooperate with Keane and Overlandlord and any Third Parties in order to obtain the necessary consent(s) including, but not limited to, promptly supplying such information



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     and/or documentation as Keane, Overlandlord, and/or any Third Parties may
     request in connection therewith. If the consent of Sublandlord and Overlandlord and that of any Third Parties is not obtained within forty-five (45) days after full execution and delivery of this Sublease then either party may, upon notice to the other, cancel this Sublease, provided the party wishing to cancel has fully complied with its agreements and obligations under this Section 14. Upon such cancellation Keane shall, so long as Subtenant has not occupied the Subleased Premises for any purposes, refund to Subtenant any item of rent or additional rent paid by Subtenant, and Keane and Subtenant shall be entirely relieved of any further obligations under this Sublease other than the terms and provisions of Section 13 of this Sublease which shall survive such cancellation. Notwithstanding anything to the contrary herein contained, Subtenant shall have no responsibility for any costs or expenses of Keane and Overlandlord in connection with request for Sublandlord and Overlandlord's consent to this Sublease.

     In all provisions of the Principal Lease requiring the approval or consent of Sublandlord and Overlandlord or any Third Parties, Subtenant shall only request the approval or consent of Keane and, thereafter, if Keane grants its approval, Subtenant shall apply to Overlandlord and/or any Third Parties for such consent.

15. TERMINATION. Upon any termination of this Sublease, expiration or otherwise:

     a) Subtenant shall immediately vacate the Subleased Premises and surrender possession thereof to Keane in as good condition and as when Subtenant took possession, ordinary wear and tear and repair acts of God excepted and otherwise in accordance with the applicable provisions of the Principal Lease;

     b) Keane shall have full authority and license to enter the Subleased Premises and take possession in accordance with applicable law; and

     c) Subtenant shall remove from the Subleased Premises all property not owned by Keane and Overlandlord, and shall repair and restore any damage to the Subleased Premises and the Building caused by the removal thereof. If Subtenant leaves any such property in the Subleased Premises, it shall be deemed abandoned and title thereto shall pass to Keane with respect to the removal of any such property and the repair and restoration of any damage thereby caused, which obligation shall survive the expiration or other termination of this Sublease.

     d) If the Subleased Premises are not surrendered upon termination of this Sublease, Subtenant shall indemnify Keane against any liability resulting therefrom (including without limitation any liability accruing to Keane and Overlandlord under the Principal Lease) which would include, but not be exclusive of, paying Overlandlord the complete rent under the Principal Lease and any fees associated with "holding over" beyond the term of the Sublease. Subtenant's obligations under this
        Section 15 shall survive the expiration or earlier termination of the Term.



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16.  WAIVER OF RIGHTS.

     a) No receipt of money by Keane from INTERVISUAL BOOKS, INC. after the commencement of any suit or after final Judgment for possession of the Subleased Premises shall waive any default by Subtenant under this Sublease or reinstate, continue, or extend the Term or affect any such notice or suit, as the case may be.

     b) No waiver of any default hereunder shall be implied from omission by Keane to take any action on any default other than and only for the time and extent as may be specified in an express written waiver.


17.  BROKER:

     Each of the parties hereto represent and warrant to the other that it has dealt with no broker, finder or agent, other than First Property Realty Corporation (as representative of INTERVISUAL BOOKS, INC.) and Julien J. Studley, Inc. (as representative of Sublandlord) (the "Brokers") in connection with the negotiation for or obtaining of this Sublease. Sublandlord shall be responsible for the payment of commissions to the Brokers pursuant to a separate agreement. Each party agrees to indemnify and hold harmless from and against all loss, liability, and expenses (including reasonable attorneys' fees and disbursements) incurred by the other as a result of any claim made against the other which is based upon a breach of said representation by the representing party. This Section 17 shall survive the expiration or other termination of this Sublease.

18.  SECURITY DEPOSIT.

     a) Upon execution of this sublease, as security for the faithful performance and observance by INTERVISUAL BOOKS, INC. of the terms, provisions, covenants, and conditions of this Sublease, INTERVISUAL BOOKS, INC. has delivered to Keane a security deposit in the amount of $16,524.00. In the event Subtenant defaults in any of the terms, provisions, covenants, and conditions of this Sublease, including, but not limited to, the payment of Base Rent and/or additional rent, Keane may, at its discretion, use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Base Rent and additional rent; or any other sum as to which Keane may be entitled or which it may expend by reason of Subtenant's default.

     b) If Keane applies or retains all or any portion of the security delivered hereunder, Subtenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be not less than the security required hereunder.

     c) If Subtenant fully and faithfully complies with all of the terms, provisions, covenants, and conditions of this Sublease, the security shall be returned without interest to Subtenant within thirty (30) days after the Termination Date and after



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        delivery of the entire possession of the Subleased Premises to Keane in accordance with and in the condition required by this Sublease.

19.  NOTICES.

     a) In all provisions of the Principal Lease requiring that Keane, as tenant thereunder notify the Overlandlord, INTERVISUAL BOOKS, INC. shall be required to give notice to both Keane and Overlandlord.

     b) All notices, demands, requests, defaults and termination to be given in connection with this Sublease (collectively, "notices") shall be in writing and shall be sent by receipted personal delivery, by registered or certified U.S. mail, return receipt requested, or a reputable national overnight delivery air courier, to Keane at Keane, Inc.,
        Attention: Senior Vice President and Chief Financial Officer, Ten City Square, Boston, Massachusetts 02129 with a facsimile copy to "Keane Contract Services" @ 617 241-8032 and to the Subtenant at the Subleased Premises ATTN: President. Either party may change the address or person to receive notices upon written notice to the other. All notices shall be effective on receipt.

20.  MISCELLANEOUS

     a) This Sublease shall be governed by and construed in accordance with the laws of the State of California.

     b) The section headings are inserted only for convenience and reference and in no way define, limit, or describe neither the scope of this Sublease nor the intent of any provision hereof.

     c) The provisions of this Sublease constitute, and are intended to constitute, the entire agreement of the parties to this Sublease. No terms, conditions, representations, warranties, promises or under takings of any nature whatever, express or implied, exist between the parties except as herein expressly set forth.

     d) Any executory agreement hereafter made between Keane and INTERVISUAL BOOKS, INC. shall be ineffective to change, modify, waive, release, discharge, terminate or effect an abandonment or surrender of this Sublease, in whole or in part, unless such agreement is in writing and signed by the parties hereto and consented to by Overlandlord and all Third Parties to the extent required by the Principal Lease and/or any such party's consent to this Sublease.

     e) If any term, covenant, condition or provision of this Sublease is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect, and shall in no way be impaired or invalidated and shall be construed (to the extent possible) in such a way as to give effect to the intent of the invalid, void, or unenforceable provision in question.



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


     f) This Sublease shall bind and inure to the benefit of Keane and INTERVISUAL BOOKS, INC. and their respective heirs, distributees, executors, administrators, successors and, except as otherwise provided herein.

     g) Keane and INTERVISUAL BOOKS, INC. warrant and represent to each other that their respective undersigned representatives have all due power and authority to execute this Sublease on their respective behalf and that all necessary corporate or similar action has been taken to ensure the binding effect of the terms and provisions of this Sublease.

     h) Each right and remedy of Keane provided for in this Sublease shall be cumulative and shall be in addition to every other right and remedy provided in this Sublease or now or hereafter existing at law or in equity or by statute or otherwise.

     i) It is understood and agreed that the obligations of Keane under this Sublease shall not be binding upon Keane with respect to any period subsequent to the transfer of its interest in the Principal Lease, and that in the event of such transfer said obligations shall thereafter be binding upon the transferee of the Keane's interest as tenant under the Principal Lease, but only with respect to the period ending with a subsequent transfer thereof.

     j) Keane and INTERVISUAL BOOKS, INC. hereby waive, to the extent permitted by law, the right to a jury trial in any action or legal proceeding between the parties or their successors arising out of this Sublease or Subtenant's occupancy of the Subleased Premises.

     k) This Sublease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same Sublease.

     l) The Subtenant, INTERVISUAL BOOKS, INC., at its sole expense may place with the Sublandlord's and Overlandlord's consent building appropriate signage at the entrance to the Suite, subject to the terms and conditions of the Principal Lease.

     m) If required by Keane or Overlandlord, INTERVISUAL BOOKS, INC., at its sole expense, agrees to restore the Subleased Premises to its present condition at the termination of the Sublease in the event that it elects (with all appropriate consent) to make alterations to the space.

     n) Access to after hours HVAC is governed by the Principal Lease. Subtenant agrees to pay any and all separately metered utility charges for its space.

     o) Parking will be provided pursuant to the ratio provided in the Principal Lease, namely twenty-seven (27) uncovered, unreserved spaces and two (2) uncovered reserved spaces at a blended rate of thirty five dollars per space per month, or a total of $1,015.00 per month, payable as additional rent to the monthly Base Rent.

     p) Paragraphs 1.12 and 39.1-39.5 and Exhibits "C" of the Principal Lease are hereby specifically excluded from this Sublease.

IN WITNESS WHEREOF, Sublandlord, Keane, Inc. and Subtenant, INTERVISUAL BOOKS, INC., have executed this Sublease as of the date first written above.

Keane, Inc. ("Sublandlord")                WITNESS:


/s/ John J. Leahy
-------------------------------            -------------------------------------
Signature

John J. Leahy
-------------------------------
Name

Senior Vice President & CFO
-------------------------------
Title

2/28/02
-------------------------------
Date



INTERVISUAL BOOKS, INC. ("Subtenant")      WITNESS:

/s/ Dan P. Reavis

Signature
-------------------------------            -------------------------------------
Dan P. Reavis
-------------------------------
Name

CFO
-------------------------------
Title

2/25/02
-------------------------------
Date

                                    EXHIBIT A

                               THE PRINCIPAL LEASE

                                    EXHIBIT B

                             THE SUBLEASED PREMISES


                                   [FLOORPLAN]

                                     CONSENT


        The undersigned, being the "Overlandlord" under the Principal Lease described in the Office Space Sublease dated February, 22, 2002 (the "Sublease"), hereby consents to the sublease of the office space as set forth in said Sublease. The undersigned further agrees that, whenever it gives notice of default to Sublandlord under the Principal Lease, it will also give notice to the Subtenant under the Sublease, at its address first written above, and it will accept performance by Subtenant of corrective measures to cure any default, so long as performance is made within the time allowed in the Principal Lease.



OVERLANDLORD

WESTBROOK MARINA OFFICE, LLC

BY: /s/ Steavan Jones

ITS: For Managing Member